EXHIBIT (11)

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE--DILUTED
FISCAL YEARS ENDED FEBRUARY 6, 1999, FEBRUARY 7, 1998
AND FEBRUARY 1, 1997 (in thousands except per share amounts)
                                1998        1997       1996
                             ----------  ----------  ---------
Common shares outstanding
 at beginning of
 fiscal period                 17,499      17,239      17,169

Shares issued during
 the period -
 weighted average                 144         166          60

Shares issuable under
 employee stock plans -
 weighted average                  39          38          45

Dilutive effect of
 exercise of certain
 stock options                    243         186          53

Less:  Treasury stock -
 weighted average              (7,708)     (5,758)     (3,809)
                             ---------   ---------   ---------
Weighted average number
 of common and common
 equivalent shares             10,217      11,871      13,518
                             =========   =========   =========

Net earnings applicable
 to common shares            $ 21,944    $ 12,713    $ 14,363
                             =========   =========   =========

Earnings per common share       $2.15       $1.07       $1.06
                             =========   =========   =========







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


Options to purchase 182,500 and 182,500 shares of common stock at $30.00 and $35.00 per share, respectively, were outstanding during 1998 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares. The options, which expire on February 2, 2003 and February 2, 2004, respectively, were still outstanding at the end of fiscal year 1998.

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE--BASIC
FISCAL YEARS ENDED FEBRUARY 6, 1999, FEBRUARY 7, 1998
AND FEBRUARY 1, 1997 (in thousands except per share amounts)
                                 1998        1997        1996
                              ---------   ---------   ---------
Common shares outstanding
 at beginning of
 fiscal period                  17,499      17,239      17,169

Shares issued during
 the period -
 weighted average                  144         166          60

Less:  Treasury stock -
 weighted average               (7,708)     (5,758)    (3,809)
                              ---------   ---------   ---------
Weighted average number
 of common and common
 equivalent shares               9,935      11,647      13,420
                              =========   =========   =========

Net earnings applicable
 to common shares             $ 21,944    $ 12,713    $ 14,363
                              =========   =========   =========

Earnings per common share        $2.21       $1.09       $1.07
                              =========   =========   =========










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